NON-EMPLOYEE DIRECTOR DEFERRED STOCK UNIT AWARD AGREEMENT

1.
The Grant. Vista Outdoor Inc., a Delaware corporation (the “Company”), hereby grants to you, on the terms and conditions set forth in this Restricted Stock Unit Award Agreement (this “Agreement”) and in the Vista Outdoor Inc. 2014 Stock Incentive Plan (the “Plan”), an Award as of ______ (the “Grant Date”) and for _________ deferred stock units (the “DSUs”) each with respect to one share of common stock of the Company (a “Share”). All capitalized terms used in this Agreement (including those defined in Appendix A hereto), to the extent not defined, shall have the meaning set forth in the Plan.

2.
Vesting Period. The DSUs are subject to the vesting requirements contained in this Agreement and the Plan for a period (such period during which vesting requirements apply to the DSUs is the “Vesting Period”) commencing on the Grant Date and ending on the first anniversary of the Grant Date or, if earlier, upon (a) a Change in Control, as provided in Paragraph 5 below, (b) your death, Disability (as defined in Appendix A to this Agreement) or pursuant to a retirement that is approved in the sole discretion of the Board (“Retirement”), as provided in Paragraph 6 below, or (c) as otherwise determined by the Compensation Committee of the Board (the “Committee”) in its sole discretion.

3.
Form and Timing of Payment. The Company will deliver to you one Share for each DSU that vests pursuant to this Agreement, plus any dividends or other distributions that were accrued during the applicable Vesting Period. The Company will deliver the Shares (and any accrued dividends or distributions) in respect of DSUs to you as soon as practicable after the end of the applicable Vesting Period, but in no event later than March 15 of the calendar year following the calendar year in which the applicable Vesting Period ends.

4.	Restrictions. The DSUs shall be subject to the following restrictions during the applicable Vesting Period:

(a) You may not sell, transfer, pledge or otherwise encumber the DSUs during the applicable Vesting Period. Neither the right to receive Shares in respect of the DSUs nor any interest under the Plan may be transferred by you, and any attempted transfer shall be void.

(b) Any securities or property (including cash) that may be issued with respect to the DSUs as a result of any stock dividend, stock split, business combination or other event shall be subject to the restrictions and other terms and conditions contained in this Agreement.

(c) You shall not be entitled to receive the Shares underlying the DSUs prior to the completion of any registration or qualification of the Shares under any federal or state law or governmental rule or regulation that the Company, in its sole discretion, determines to be necessary or advisable.

5.
Change in Control.  Upon a Change in Control (as defined in Appendix A to this Agreement) prior to the end of the Vesting Period, any outstanding DSUs shall remain outstanding and shall continue to vest in accordance with their terms, without regard to the occurrence of such Change in Control; provided, however, that if the continuing or surviving company following such Change in Control does not assume or substitute outstanding DSUs for a substantially equivalent award (including, without limitation, with respect to vesting schedule and intrinsic value as of the Change in Control), as determined by the Committee, any outstanding unvested DSUs shall immediately vest and be settled. If at any time following a Change in Control, your service on the Board is terminated by reason of death, Disability or due to your involuntary separation from service at the request of the Company or the Board, then the DSUs shall automatically vest and be settled no later than the 30th day following the date of such termination of service.

6.
Forfeiture. In the event of your termination of service, other than by reason of death, Disability or a termination by the Company without Cause, prior to the end of the applicable Vesting Period, your rights to any outstanding unvested DSUs shall be immediately and irrevocably forfeited. In the event of your termination of service by reason of death, Disability or due to your Retirement, in each case, prior to the end of the applicable Vesting Period, the restrictions with respect to any outstanding unvested DSUs that would have vested had you continued service with the Company for 12 months following such termination of service shall lapse and such DSUs shall vest as of the date of such termination of service and be settled as soon as practicable following such termination, but in no event later than March 15 of the calendar year following the calendar year in which such termination occurs. Your rights to any DSUs that do not vest pursuant to the preceding sentence shall be immediately and irrevocably forfeited as of the date of such termination of service.

7.
Holding Requirement.  You are generally subject to the Vista Outdoor Inc. stock ownership guidelines for directors as may be approved by the Board from time to time, and you will be required to retain 100% of the net number of Shares delivered to you under the terms of this Agreement until you meet such ownership guidelines.

8.
No Rights as a Shareholder. Upon grant of this Award, you shall not have any rights of a stockholder with respect to the DSUs subject to this Agreement (including the right to vote the Shares underlying the DSUs and the right to receive any cash dividends and other distributions thereon prior to the end of the applicable Vesting Period) unless and until Shares are actually issued and delivered to you or your legal representative.  In the event that the Company declares any dividends or other distributions with respect to the Shares prior to the end of the applicable Vesting Period, such dividends and distributions shall accrue in an amount that would have been payable with respect to the Shares underlying the DSUs, as if those Shares had been issued and outstanding as of the dividend or distribution payment date, and shall be subject to the same vesting requirements as the DSUs to which they relate.

9.
Income Taxes. You are liable for any federal, state and local income or other taxes applicable upon the grant of the DSUs, vesting of the DSUs, delivery of Shares in respect of the DSUs and subsequent disposition of the Shares issued in respect of the DSUs, and you acknowledge that you should consult with your own tax advisor regarding the applicable tax consequences.

10.
Acknowledgment.  This Award shall not be effective until you agree to the terms and conditions of this Agreement (including, for the avoidance of doubt, the Restrictive Covenants) and the Plan, and acknowledge receipt of a copy of the summary prospectus relating to the Plan, by accepting this Award in writing below.

11.	Successors and Assigns of the Company. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.
12.
Committee Discretion. Subject to the terms of the Plan and this Agreement, the Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Agreement, and its determinations shall be final, binding and conclusive.

13.	Dispute Resolution.

(a) Jurisdiction and Venue. You and the Company irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the District of Utah and (ii) the courts of the State of Utah for the purposes of any suit, action or other proceeding arising out of this Agreement or the Plan. You and the Company agree to commence any such action, suit or proceeding either in the United States District Court for the District of Utah or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Utah. You and the Company further agree that service of any process, summons, notice or document by U.S. registered mail to the other party’s address set forth below shall be effective service of process for any action, suit or proceeding in Utah with respect to any matters to which you have submitted to jurisdiction in this Paragraph 13(a). You and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Plan in (i) the United States District Court for the District of Utah or (ii) the courts of the State of Utah, and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Waiver of Jury Trial. You and the Company hereby waive, to the fullest extent permitted by applicable law, any right either of you may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Plan.

(c) Confidentiality. You hereby agree to keep confidential the existence of, and any information concerning, a dispute described in Paragraph 13 of this Agreement, except that you may disclose information concerning such dispute to the court that is considering such dispute or to your legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

14.
Notice. All notices, requests, demands and other communications required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three business days after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:
Vista Outdoor Inc. Attention: General Counsel 938 University Park Boulevard, Suite 200 Clearfield, UT, 84015
If to you:
At the address specified in the Company’s records
15.
The Plan/Conflicts. This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Agreement. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern.

16.	Section 409A.

(a) It is intended that all the compensation and benefits payable pursuant to this Agreement are exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). In the event that any compensation and benefits payable pursuant to this Agreement are determined not to be exempt from Section 409A, it is intended that the provisions of this Agreement comply with Section 409A, and all provisions of this Agreement will be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

(b) Neither you nor any of your creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to you or for your benefit under this Agreement may not be reduced by, or offset against, any amount owing by you to the Company or any of its Affiliates.

(c) If, at the time of your separation from service (within the meaning of Section 409A), (i) you shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day after such six-month period.

17.
Deferral Election. Notwithstanding any provision of this Agreement to the contrary, in the event you have elected to defer delivery of Shares underlying the DSUs pursuant to a valid deferral election, the payment of the DSUs and delivery of such Shares shall be made pursuant to the terms of such election.

  18. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. You and the Company hereby agree acknowledge and agree that signatures delivered by facsimile or electronic means (including by fax, email or “pdf”) shall be deemed effective for all purposes.

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VISTA OUTDOOR INC.

_____________________________________
Mark W. DeYoung Chairman and Chief Executive Officer

ACCEPTED AND AGREED

_________________________________________
[Name]
_________________________________________
[Date]
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Vista Outdoor Inc. 2014 Stock Incentive Plan

Appendix A to Award Agreement

“Affiliate” means (i) any entity that directly or indirectly through one or more intermediaries, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

“Change Event” means

(a)
the acquisition by any “person” (as used in Section 13(d) of the Exchange Act) (a “Person”), corporation or other entity or “group” (as used in Section 13(d) of the Exchange Act) (a “Group”) (other than (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate or (iii) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the securities eligible to vote for the election of the Board (“Company Voting Securities”)) of “beneficial ownership” (as used in Rule 13d-3 under the Exchange Act (or a successor rule thereto)), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (a), the following acquisitions shall not constitute a Change Event: (w) any acquisition directly from the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition pursuant to a Reorganization (as defined below) or Sale (as defined below) that does not constitute a Change in Control; or

(b) the public announcement by any Person of an intention to acquire the Company through a tender offer, exchange offer or other unsolicited proposal.

“Change in Control” means any of the following:

(a)
during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person, in each case other than the Board;

(b)
the consummation of (i) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its subsidiaries, but in the case of this clause (y) only if Company Voting Securities are issued or issuable (each of the events referred to in this clause (i) being hereinafter referred to as a “Reorganization”) or (ii) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (A) all or substantially all the Persons who were the beneficial owners of the Company Voting Securities outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (B) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (C) at least 50% of the members of the board of directors of the Continuing Company were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(c)
the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (b) above that does not otherwise constitute a Change in Control;

(d)
any Person, corporation or other entity or Group (other than (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate or (iii) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (d), the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (b) above; or

(e)
any other circumstances that the Board determines to be a Change in Control for purposes of this Plan after giving due consideration to the nature of the circumstances then presented and the purposes of this Plan. Any such determination made by the Board will be irrevocable except by a vote of a majority of the members of the Board who voted in favor of making such determination.

“Disability” means that you have been determined to have a total and permanent disability either by

(a)	being eligible for disability for Social Security purposes, or
(b)	being totally and permanently disabled under the terms of the Company’s long-term disability plan (regardless of whether you are a participant in such plan).

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